As filed with the Securities and Exchange Commission
                             on November 24, 1997
                                                     Registration No.333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        -----------------------------
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        -----------------------------



                       EXCALIBUR TECHNOLOGIES CORPORATION
               [Exact name of issuer as specified in its charter]

               Delaware                               85-0278207
   (State or other jurisdiction                     (I.R.S. Employer
   of incorporation organization)                  Identification No.)



                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182
                                  703-761-3700
   (Address, including zip code, and telephone number,  including area code, of registrant s principal executive offices)


            Excalibur Technologies Corporation 1995 Incentive Plan
                              (Full title of plan)


                                Patrick C. Condo
                      President and Chief Executive Officer
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182
                                 703-761-3700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copies to:
                             Robert H. Werbel, Esq.
                               Werbel & Carnelutti
                           A Professional Corporation
                                711 Fifth Avenue
                            New York, New York 10022
                                (212) 832-8300

      This Registration Statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "1933 Act").


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                       Proposed       Proposed
                                       maximum        maximum
 Title of each class                   offering       aggregate      Amount of
   of securities to    Amount to be    price per      offering     registration
      be registered     registered      unit           price           fee
-------------------------------------------------------------------------------
Common Stock, $.01 par     193,950     $ 4.75(1)    $  921,263        $279.17
value
-------------------------------------------------------------------------------

Common Stock, $.01 par     206,050     $11.25(2)    $2,318,063        $702.44
value
-------------------------------------------------------------------------------
     Totals                400,000                  $3,239,326        $981.61
-------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(h) under the 1933 Act, based upon the price at which options to purchase shares of common stock have been granted under the Excalibur Technologies Corporation 1995 Incentive Plan.

(2) Calculated in accordance with Rule 457(h) under the 1933 Act, based upon the last sale price of the registrant's Common Stock as reported by NASDAQ on November 20, 1997, with respect to shares which may be issued upon the exercise of options not yet granted under the Excalibur Technologies Corporation 1995 Incentive Plan.

                                     Part I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

Item 2.     Registrant Information and Employee Plan Annual Information.

      The document(s) containing the information specified in this Part I will be sent or given to participating employees as specified by Rule 428(b)(1) promulgated under the 1933 Act. Such documents are not being filed as part of this Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.


                                     Part II

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Item 3.     Incorporation of Documents by Reference.

      The following documents which heretofore have been filed by Excalibur Technologies Corporation (the "Company") (File No. 0-9747) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997.

            2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, and July 31, 1997.

            3. The Company's proxy statement dated May 29, 1997.

            4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the 1934 Act.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Copies of any and all documents that have been incorporated by reference herein, other than exhibits to such documents, may be obtained upon request without charge from the Company's Corporate Secretary, Excalibur Technologies Corporation, 1921 Gallows Road, Suite 200, Vienna, Virginia 22182, telephone number (703) 761-3700. Please specify the information desired when making such request.


Item 4.     Description of Securities.

      The class of securities to be offered is registered under Section 12 of the 1934 Act.


Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the By-laws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

      The Company's By-laws provide, pursuant to Section 145 of the General Corporation Law of the State of Delaware, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Company or such other business organizations.

      The Company has an insurance policy covering the liability and expenses which might be incurred in connection with lawful indemnification of directors and officers of the Company for certain liabilities and expenses of such directors and officers for acts in those capacities. Such directors and officers are also insured against certain liabilities and expenses incurred for acts in such capacities and for which they are not entitled to indemnification by the Company.


Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

      Exhibit
      Number        Description
      ------        -----------
      4.01(a)       Certificate of Incorporation  of the Company.  Incorporated
                    by reference to Form 10-K for the fiscal ended January 31, 1990, filed May 1, 1990.
      4.01(b)       Amendment to Certificate of Incorporation  of  the  Company.
                    Incorporated by reference to Form 10-K for the fiscal year ended January 31, 1997, filed April 28, 1997.
      4.02          Bylaws of the Company. Incorporated by reference to Form
                    10-K for the fiscal year ended January 31, 1990, filed
                    May 1, 1990.
      4.03          1995 Incentive Plan.  Incorporated by reference to the Proxy
                    Statement for the 1995 Annual Meeting of Shareholders, dated
                    October 16, 1995.
      5.01          Opinion re: Legality.
      23.01         Consent of Werbel & Carnelutti, A Professional Corporation
                    (included in Exhibit 5.01).
      23.02         Consent of Arthur Andersen LLP, Independent Public
                    Accountants.
      24.01         Power of Attorney  (included in signature pages to this
                    Registration Statement).


Item 9.     Undertakings.

      (1) The undersigned registrant hereby undertakes:

            (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus  required by Section  10(a)(3)
            of the 1933 Act;

                  (ii) to reflect in the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

            (b) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Vienna, Commonwealth of Virginia, on the 20th day of November, 1997.

                              EXCALIBUR TECHNOLOGIES CORPORATION


                            By: /s/ Patrick C. Condo
                                ------------------------
                                Patrick C. Condo
                                President and Chief Executive Officer



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Excalibur Technologies Corporation whose signature appears below constitutes and appoints Patrick C. Condo, and James H. Buchanan and each of them severally his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                        Title                         Date
     ---------                        -----                         ----

/s/Patrick C. Condo        President, Chief Executive          November 20, 1997
---------------------      Officer and Director
   Patrick C. Condo        (Principal Executive Officer)

/s/Donald R. Keough        Chairman of the Board               November 21, 1997
---------------------      of Directors
   Donald R. Keough

/s/James H. Buchanan       Chief Financial Officer             November 19, 1997
---------------------      Secretary and Treasurer (Principal
   James H. Buchanan       Financial and Accounting Officer)

/s/Richard M. Crooks, Jr.  Director                            November 21, 1997
-------------------------
   Richard M. Crooks, Jr.

/s/John S. Hendricks       Director                            November 20, 1997
-----------------------
   John S. Hendricks

/s/John G. McMillian       Director                            November 20, 1997
---------------------
   John G. McMillian

/s/Philip J. O'Reilly      Director                            November 21, 1997
---------------------
   Philip J. O'Reilly

/s/Shaun C. Viguerie       Director                            November 20, 1997
---------------------
   Shaun C. Viguerie

                                  EXHIBIT INDEX

      Exhibit
      Number                Description

      4.01(a)               Certificate  of  Incorporation  of the Company.
                            Incorporated by reference to Form 10-K for the fiscal ended January 31, 1990, filed May 1, 1990.

      4.01(b) Amendment to Certificate of Incorporation of the Company. Incorporated by reference to Form 10-K for the fiscal year ended January 31, 1997, filed April 28, 1997.

      4.02 Bylaws of the Company. Incorporated by reference to Form 10-K for the fiscal year ended January 31, 1990, filed May 1, 1990.

      4.03 1995 Incentive Plan. Incorporated by reference to the Proxy Statement for the 1995 Annual Meeting of Shareholders, dated October 16, 1995.

      5.01                  Opinion re: Legality.

      23.01 Consent of Werbel & Carnelutti, A Professional Corporation (included in Exhibit 5.01).

      23.02                 Consent of Arthur Andersen LLP, Independent
                            Public Accountants.

      24.01 Power of Attorney (included in signature pages of this Registration Statement).

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